EXHIBIT 10.3H

                           PLEDGE AGREEMENT SUPPLEMENT

         THIS PLEDGE AGREEMENT SUPPLEMENT (as from time to time amended, revised, modified, supplemented or amended and restated, this "Supplement"), dated as of June 28, 2006 is made by Infocrossing, Inc., a Delaware corporation (the "Pledgor"), and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for each of the Lenders (as described in the Pledge Agreement referred to below) now or hereafter party to the Credit Agreement (as defined in the Pledge Agreement referred to below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pledge Agreement (as defined below).

         WHEREAS, the Pledgor is required under the terms of that certain Securities Pledge Agreement dated as of November 30, 2005 executed by the Pledgor (among others), or to which the Pledgor has been joined as a party pursuant to a Pledge Joinder Agreement, in favor of the Administrative Agent for the benefit of the Secured Parties (as from time to time amended, revised, modified, supplemented or amended and restated, the "Pledge Agreement"), to cause certain Pledged Interests held by it and listed on Annex A to this Supplement (the "Additional Interests") to be specifically identified as subject to the Pledge Agreement; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Secured Parties was the obligation of the Pledgor to pledge to the Administrative Agent for the benefit of the Secured Parties the Additional Interests, whether then owned or subsequently acquired or created; and

         WHEREAS, the Pledgor has acquired rights in the Additional Interests and desires to pledge, and evidence its prior pledge, to the Administrative Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement;

         NOW, THEREFORE, the Pledgor hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties:

         The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a first priority lien and security interest in, the Additional Interests and all of the following:

                  (a) all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Interest;

                  (b) all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Administrative Agent in substitution for or as an addition to any of the foregoing;

                  (c) all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

                  (d) all proceeds of any of the foregoing.

         The Pledgor hereby acknowledges, agrees and confirms by its execution of this Supplement that the Additional Interests constitute "Pledged Interests" under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (d) above (the "Additional Collateral") shall collectively constitute "Collateral" under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Interests and Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that Annex A attached to this Supplement contains a true, correct and complete description of the Additional Interests, and that all other documents required to be furnished to the Administrative Agent pursuant to Section 2(c) of the Pledge Agreement in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Administrative Agent. The Pledgor further acknowledges that Schedule I to the Pledge Agreement shall be deemed, as to it, to be supplemented as of the date hereof to include the Additional Interests as described on Annex A to this Supplement.

         The Pledgor irrevocably waives notice of acceptance of this Supplement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents and the Related Credit Arrangements made and maintained, in reliance on this Supplement.

         IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by it's authorized officer as of the day and year first above written.


                                         PLEDGOR:

                                         INFOCROSSING, INC.


                                            By:   /s/ William J. McHale
                                                  ----------------------------
                                                  Name: William J. McHale
                                                  Title: Chief Financial Officer